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                                   EXHIBIT 99
                                  NEWS RELEASE

RELEASE DATE:     DECEMBER 14, 2005
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RELEASE TIME:     4:00 PM
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                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (Nasdaq: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared December 13, 2005 for shareholders of record on January 3, 2006 and is payable on January 13, 2006.

Camco's CEO & President, Richard C. Baylor, commented, "We are pleased to provide our stockholders with a highly competitive yield of 4.07% that compares favorably to other alternative investments."

Camco Financial Corporation, holding company for Advantage Bank, is a $1.08 billion multi-state community bank holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 29 offices in 22 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site:

                              www.advantagebank.com
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